UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 9, 2013

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road, Taunton, MA	02780
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (508) 824-6696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Kopin Corporation (the “Company”) was held on May 9, 2013. The following matters were acted upon:

1. ELECTION OF DIRECTORS

John C.C. Fan, James K. Brewington, David E. Brook, Andrew H. Chapman, Morton Collins, Chi Chia Hsieh, and Michael J. Landine were all elected to serve as directors of the Company until the Company’s 2014 Annual Meeting and until their successors are duly elected and qualified. The results of the election of directors are as follows:

Nominee	Votes For	Votes Withheld
John C.C. Fan	35,010,203	2,889,263
James K. Brewington	34,964,321	2,935,145
David E. Brook	34,851,208	3,048,258
Andrew H. Chapman	35,137,077	2,762,389
Morton Collins	33,346,044	4,553,422
Chi Chia Hsieh	33,300,030	4,599,436
Michael J Landine	34,964,717	2,934,749

2. APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2010 EQUITY INCENTIVE PLAN

A proposal to ratify an amendment to the Company’s 2010 Equity Incentive Plan (the Plan) to increase the number of shares authorized for issuance under the Plan was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
33,226,671	4,498,137	174,658	15,890,203

3. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
50,910,041	781,903	111,338	0

4. AN ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION.

An advisory vote of the Company’s executive compensation was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
31,385,800	6,269,013	244,653	13,903,816

As previously disclosed on a Form 8-K, the Board has determined that the Company will hold an advisory shareholder vote on the compensation of executives every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: May 13, 2013	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)